UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report: July 29, 2010

Date of earliest event reported: July 29, 2010

CAMAC ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-34525	30-0349798
(Commission File Number)	(IRS Employer Identification Number)

250 East Hartsdale Ave., Hartsdale, New York 10530
(Address of principal executive offices)

(914) 472-6070
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Mr. Frank C. Ingriselli and Appointment of William E. Dozier as Interim Chief Executive Officer

On July 29, 2010, Mr. Frank C. Ingriselli, the Chief Executive Officer, President, and member of the Board of Directors of CAMAC Energy Inc. (the “Company”), retired and resigned from his position as President, Chief Executive Officer, employee and member of the Board of Directors of the Company and all its subsidiaries, effective August 1, 2010 (the "Effective Date"). Following the Effective Date and through September 30, 2010, Mr. Ingriselli shall continue to serve as an independent consultant to the Company pursuant to a consulting agreement to be entered into as of the Effective Date, to assist in the transition of his management roles and responsibilities to a successor selected by the Company. As compensation, Mr. Ingriselli shall receive a fee of $40,000 per month. Mr. Ingriselli’s consulting agreement will be terminable by the Company upon five days’ notice.

Mr. Ingriselli’s departure was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Board of Directors of the Company accepted Mr. Ingriselli's retirement and resignation and appointed Mr. William E. Dozier, a current member of the Company’s Board of Directors, to serve as the Company's Interim Chief Executive Officer as of the Effective Date. Mr. Dozier shall serve as an independent consultant to the Company in his position as Interim Chief Executive Officer pursuant to a consulting agreement to be entered into as of the Effective Date, and terminable by either party upon thirty days’ notice. As compensation Mr. Dozier shall receive a fee of $30,000 per month, and upon the Effective Date shall be granted 100,000 shares of the Company’s Common Stock pursuant to the Company’s 2009 Equity Compensation Plan, all of which shares shall vest upon the effective date of the Company’s appointment of a new Chief Executive Officer.

Mr. Dozier has been a member of the Company's Board of Directors and the Chairman of the Company’s Technical/Operating Committee since May 2009. Mr. Dozier has 35 years of technical and operational experience in the U.S. and the international oil and gas industry. Since 2005, Mr. Dozier has served as an independent consultant and President of Extex Consulting, Inc. based in Tulsa, Oklahoma and Houston, Texas, and since late 2005 has also served on the Board of Directors of Evolution Petroleum Corporation, a Houston-based public company involved in the exploitation, development, and production of crude oil and natural gas resources.

Mr. Dozier held several key executive positions including Senior Vice President of Business Development and Senior Vice President of Operations during his 13-year career at Vintage Petroleum, Inc. (a large publicly-traded independent oil and gas company), which was acquired by Occidental Petroleum for $3.8 billion in 2006. At Vintage, Mr. Dozier demonstrated his outstanding leadership in a wide spectrum of business activities in the global oil and gas industry, including the acquisition and establishment of engineering, administrative and field operations for both U.S. and international projects. From 1983 to 1992, Mr. Dozier was Manager of Operations Engineering for Santa Fe Minerals Inc., an independent oil and gas company. Mr. Dozier began his career with Amoco Production Company in 1975, working in all phases of production, reservoir evaluations, drilling and completions in the Mid-Continent and Gulf Coast areas.

Throughout his career, Mr. Dozier has been active in multiple industry and charitable groups. Being a member of the Society of Petroleum Engineers (SPE) since 1973, he has served as Local Section Chairman and board member, and on three national SPE committees, where he chaired the Career Guidance Committee and the Technical Information Committee. In addition to SPE, he has been involved in the International Petroleum Association of America (IPAA), the Texas Independent Producers and Royalty Owners (TIPRO), Texas Alliance of Energy Producers (TAEP), the Oklahoma Independent Petroleum Association (OIPA), and the California Independent Petroleum Association (CIPA) where he served on the board of directors and membership committee. He is also a member of the Tulsa Petroleum Club, the Houston Producers Forum, and the National Association of Corporate Directors. Mr. Dozier also serves on the Advisory Board for Happy Hands Education Center for deaf and hearing impaired children located in Tulsa, Oklahoma.

Mr. Dozier is a licensed petroleum engineer in the State of Texas with a B.S. Degree in Petroleum Engineering from The University of Texas.

Appointment of Abiola Lawal as Executive Vice President and Chief Financial Officer

On July 29, 2010, the Board of Directors of the Company promoted Mr. Abiola Lawal to the position of Executive Vice President and Chief Financial Officer, after serving as Interim Chief Financial Officer since May 17, 2010.

Prior to joining the Company, Mr. Lawal served from August 2008 to April 2010 as the Executive Vice President and Chief Strategy Officer of CAMAC International Corporation (“CAMAC”), a privately-held $2 billion revenue international oil and gas company, and Allied Energy Plc, a wholly-owned subsidiary of CAMAC, both headquartered in Houston, Texas. Prior to CAMAC, Mr. Lawal served from July 2008 to August 2008 as Co-founder, Chief Executive Officer and Vice Chairman of Innovatum Technologies, a privately-held technology outsourcing and training company headquartered in Lagos, Nigeria. Prior to Innovatum Technologies, from September 2005 to June 2008 Mr. Lawal was Group Chief Strategy Officer of Oando Plc, a $2.5 billion revenue Nigerian and Johannesburg Stock Exchange-listed oil and gas company headquartered in Lagos, Nigeria. He also served during this period as Executive Director of Oando Plc’s Gas & Power Division. During Mr. Lawal’s tenure at Oando Plc, he also served as Director of several of its subsidiaries, including Gaslink Ltd, Oando Ghana, and Akute Power Ltd., and also represented Oando Plc management on the Oando Plc Board of Directors’ Finance & Strategy Committee. While at Oando Plc, Mr. Lawal also served as the Chairman of its Management Tender Committee which was responsible for reviewing high procurement value items, as well as Chairman of the Oando Plc Investment Review Committee. Prior to joining Oando Plc, Mr. Lawal served in a number of strategic planning, technology implementation and consultative roles for several Fortune 500 clients: from February 2003 to September 2005, Mr. Lawal worked as a Senior Manager in the Business Strategy & Transformation Group with SAP America Inc. at its Irvine, California location; from May 2002 to February 2003, he served as the Chief Executive Officer of eWorldtrack Mobile Technologies, Inc., a development-stage GPS technology tracking and communications company located in Anderson, South Carolina; and from July 1996 to January 1997, he worked as a Financial Analyst on the Balanced Scorecard Project in the Financial Planning Department for Walt Disney Company out of its offices in Anaheim, California. Mr. Lawal also worked as a Manager for Ernst & Young LLP and later Cap Gemini out of its offices located in Irvine, California from August 1997 to May 2002.

Mr. Lawal holds an MBA from the Paul Merage School of Business at the University of California, Irvine, and a Bachelor of Science in Economics and minor in Finance from the University of Ilorin, Nigeria, and is a Member of the UK-based Institute of Directors (“IoD”). Mr. Lawal has written a number of articles in the business press and he is a regular contributor to CNBC Africa and CNBC America on energy issues and opportunities. Mr. Lawal has no family relationship with Dr. Kase Lawal, the Chairman and a member of the Company’s Board of Directors, or any other director or executive officer of the Company. There are no arrangements or understandings between Mr. Lawal and any other persons pursuant to which they were selected as officers of the Company and there are no transactions between the Company and Mr. Lawal that would require disclosure under Item 404(a) of Regulation S-K.

The Company and Mr. Lawal intend to enter into a written agreement governing the terms of his employment with the Company, which shall be publicly disclosed to the extent required at such time.

Item 8.01.	Other Events.

Effective July 29, 2010, and in anticipation of Mr. Dozier’s appointment as the Company’s Interim Chief Executive Officer, Mr. Dozier resigned from the Board’s Nominating and Corporate Governance Committee (the “Nominating Committee”), and the Board appointed Mr. John Hofmeister, a current Board member, to fill the vacancy left by Mr. Dozier. As a result of the appointment of Mr. Hofmeister, the Company’s Nominating Committee will now consist of Dr. Lee Patrick Brown, Ms. Hazel E. O’Leary, and Mr. Hofmeister, each of whom is an “independent” director, as that term is defined in Rule 803A of the NYSE Amex Company Guide and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

On July 29, 2010, the Company issued a press release announcing the retirement of Mr. Ingriselli, the appointment of Mr. Dozier as Interim Chief Executive Officer, and the appointment of Mr. Abiola Lawal as Chief Financial Officer. The text of the press release is included as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
99.1	Press Release, dated July 29, 2010.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2010

CAMAC Energy Inc.

By:  /s/ Frank C. Ingriselli
        Frank C. Ingriselli
        Chief Executive Officer

Index to Exhibit

Exhibit	Description
99.1	Press Release, dated July 29, 2010.